Exhibit 10.18

December 12, 2007

Mr. Dennis Hanson

Senior Executive Vice President

Steinway Musical Instruments, Inc.

800 South Street, Suite 305

Waltham, MA  02453-1439

Re:                             Loan and Security Documents (collectively, the “Loan Documents”) among Conn-Selmer, Inc. (“Conn-Selmer”), Steinway, Inc. (“Steinway” and together with Conn-Selmer, the “Borrowers”), the guarantors party thereto (“Guarantors”), the lenders party thereto (“Lenders”) and GMAC Commercial Finance LLC, as administrative agent (the “Administrative Agent”).

Dear Mr. Hanson:

This letter will constitute an amendment to the Third Amended and Restated Credit Agreement, dated as of September 29, 2006 (as the same may be amended, restated or modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, the Lenders and Administrative Agent.  Unless defined in this letter, capitalized terms shall have the meanings set forth in the Credit Agreement and references to Sections are to Sections of the Credit Agreement.

Borrowers have advised Lenders that they desire to repurchase stock in excess of the amount currently allowed under the Credit Agreement and have requested that the Lenders amend the Credit Agreement to increase the dividend and stock repurchase basket by $10 million in order to allow such action.  Accordingly, Section 9.9(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(c) Redeem, repurchase, retire or otherwise acquire or distribute dividends in respect of the stock of any Loan Party in an aggregate amount not to exceed (A) $35,000,000 plus (B) fifty percent (50%) of the cumulative consolidated SMI net income earned after January 1, 2006 through the Termination Date (the “Allowed Investment Amount”); provided that, immediately after giving effect to any such transaction, Excess Availability shall not be less than $25,000,000.”

Each Borrower (a) reaffirms, ratifies and confirms its obligations under the Loan Documents as amended hereby and acknowledges that all of the terms and conditions in the Loan Documents remain in full force and effect, and (b) acknowledges that no further approvals or authorizations are needed to execute this letter amendment.

By execution of this letter amendment by the Required Lenders, Borrowers and Guarantors in the spaces provided below, the Credit Agreement is amended as provided above.

This letter amendment, may be executed in any number of counterparts, (including by facsimile transmission of signature pages hereto) and all of said counterparts taken together shall be deemed to constitute one and the same letter.

Sincerely,

GMAC COMMERCIAL FINANCE LLC,
as Administrative Agent and Lender

By	/s/ Joseph Skaferowsky
	Name:	Joseph Skaferowsky
	Title:	Director

BANK OF AMERICA, N.A.,
as Lender

By	/s/ Christopher M. O’Halloran
	Name:	Christopher M. O’Halloran
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as Lender

By	/s/ Kim Nguyen
	Name:	Kim Nguyen
	Title:	Vice President

TD BANKNORTH, N.A.,
as Lender

By	/s/ Matthew Leighton
	Name:	Matthew Leighton
	Title:	Vice President

LASALLE BUSINESS CREDIT, LLC,
as Lender

By	/s/ Christopher M. O’Halloran
	Name:	Christopher M. O’Halloran
	Title:	Authorized Officer

ISRAEL DISCOUNT BANK OF NEW YORK,
as Lender

By	/s/ James M. Morton
	Name:	James M. Morton
	Title:	First Vice President

By	/s/ Ronald Bongiovanni
	Name:	Ronald Bongiovanni
	Title:	Senior Vice President I

Agreed to and accepted by:

CONN-SELMER, INC., as Borrower

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Executive Vice President

STEINWAY, INC., as Borrower

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Executive Vice President

Consented to by:

STEINWAY MUSICAL INSTRUMENTS, INC.,
as Guarantor

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Senior Executive V.P. and CFO

THE O.S. KELLY COMPANY, as Guarantor

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Executive Vice President